UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 13, 2006

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

5002 Buckeye Road
P.O. Box 368
Emmaus, PA	18049
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 232-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On November 13, 2006, Buckeye Partners, L.P. (“we,” “us,” “our” or the “Partnership”) entered into a Credit Agreement which is described in Item 2.03 of this report and is incorporated by reference into this Item 1.01.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 13, 2006, the Partnership entered into a $400 million 5-year unsecured revolving credit agreement (the “Credit Agreement”) with a syndicate of banks led by SunTrust Bank, as administrative agent (the “Agent”) on behalf of the lenders party thereto (the “Lenders”). The Credit Agreement contains an expansion feature which, subject to certain conditions, would enable us to increase the credit facility by up to $200 million. Borrowings under the Credit Agreement are guaranteed by the Partnership’s Restricted Subsidiaries (as defined below). The Credit Agreement matures on November 13, 2011, and, subject to certain conditions and upon the approval by the Required Lenders, as such term is defined in the Credit Agreement, the credit facility may be extended for up to two additional 12-month periods.

The Credit Agreement permits us to prepay all loans under the credit facility at any time without premium or penalty (other than customary LIBOR breakage costs).  Borrowings under the credit facility bear interest under one of two rate options, selected by us, equal to either:

•                  the greater of (1) the federal funds rate plus 0.5% and (2) SunTrust Bank’s prime commercial lending rate, plus a margin which can equal up to 0.250%, based on the current utilization level of the credit facility and the senior unsecured non-credit-enhanced long-term ratings assigned to us by Standard & Poor’s Rating Services and Moody’s Investor Services; or

•                  LIBOR, plus a margin which can range from 0.20% to 0.675%, based on the current utilization level of the credit facility and the senior unsecured non-credit-enhanced long-term ratings assigned to us by Standard & Poor’s Rating Services and Moody’s Investor Services.

Our ability to borrow amounts under the revolving credit facility is subject to satisfaction of certain customary conditions precedent to revolving loans and compliance with terms and conditions included in the Credit Agreement.

The Credit Agreement requires us to maintain a funded debt ratio. The funded debt ratio covenant requires us to maintain, as of the last day of each fiscal quarter, a ratio of the total consolidated funded debt of the Partnership and all of its Restricted Subsidiaries to the consolidated EBITDA, as defined in the Credit Agreement, of the Partnership and all of its Restricted Subsidiares, measured for the preceding twelve months, of not more than 4.75 to 1.00. This requirement is subject to a provision for increases to 5.25 to 1.00 in connection with certain future acquisitions.

The Credit Agreement defines the “Restricted Subsidiaries” of the Partnership as

Buckeye Pipe Line Company, L.P.; Buckeye Pipe Line Holdings, L.P.; Buckeye Gulf Coast Holdings I, LLC; Buckeye Gulf Coast Holdings II, LLC; Buckeye Gulf Coast Pipe Lines, L.P.; Buckeye Terminals, LLC; NORCO Pipe Line Company, LLC; Everglades Pipe Line Company, L.P.; Laurel Pipe Line Company, L.P.; Wood River Pipe Lines LLC; Buckeye Pipe Line Transportation LLC; Buckeye Texas Pipe Line Company, L.P.; Buckeye NGL Pipe Lines LLC; and Ferrysburg Terminal, LLC.

The Credit Agreement prohibits us from declaring dividends or distributions if any default or event of default, as defined in the Credit Agreement, has occurred or would result from such a declaration. In addition, the Credit Agreement requires us to adhere to certain covenants and limits the ability of the Partnership and the Restricted Subsidiaries to, among other things:

•                                          incur or guarantee indebtedness;

•                                          make certain negative pledges and grant certain liens;

•                                          make certain loans, acquisitions and investments;

•                                          make any material changes to the nature of our business; or

•                                          enter into a merger, consolidation or sale of assets.

If an event of default exists under the Credit Agreement, the Agent, on behalf of the Lenders, and the Lenders will be able to terminate the credit facility and accelerate the maturity of all outstanding loans, as well as exercise other rights and remedies as set forth in the Credit Agreement.  The following are some of the events which would constitute an event of default under our credit facility:

•                                          failure to pay any principal, interest, fees, expenses or other amounts when due;

•                                          failure of any representation or warranty to be true and correct in any material respect;

•                                          failure to perform or otherwise comply with the covenants in the credit agreement or other loan documents, subject to certain grace periods;

•                                          default by us or any Restricted Subsidiary on the payment of any other indebtedness in excess of $25.0 million, or any default in the performance of any obligation or condition with respect to such indebtedness beyond the applicable grace period if the effect of the default is to permit or cause the acceleration of the indebtedness;

•                                          bankruptcy or insolvency events involving us;

•                                          the entry against us or any of our subsidiaries of a judgment in excess of $25.0 million that is not stayed, discharged or deferred with specified periods;

•                                          a change in control of us (as such term is defined in the Credit Agreement);

•                                          the invalidity or unenforceability of any material provision in any guaranty; and

•                                          the occurrence of certain events with respect to employee benefit plans subject to ERISA.

A copy of the Credit Agreement is filed as Exhibit 10.1.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1                           Credit Agreement, dated November 13, 2006, among Buckeye Partners, L.P., as borrower, SunTrust Bank, as administrative agent, and the lenders signatory thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

		By:	STEPHEN C. MUTHER
Stephen C. Muther
Senior Vice President—Administration,
General Counsel and Secretary

Dated: November 16, 2006

Exhibit Index

Exhibit

10.1	Credit Agreement, dated November 13, 2006, among Buckeye Partners, L.P., as borrower, SunTrust Bank, as administrative agent, and the lenders signatory thereto